Exhibit 10.256


                             CO-PROMOTION AGREEMENT

     This CO-PROMOTION AGREEMENT (this "Agreement") is entered into and effective as of this 1st day of January, 2003 (the "Effective Date"), by and between LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation ("Ligand"), and ORGANON PHARMACEUTICALS USA INC., a New Jersey corporation ("Co-Promotion Partner").

                                    RECITALS

     WHEREAS, Ligand has exclusive rights to market, sell and distribute the Product in the United States;

     WHEREAS, Co-Promotion Partner is engaged in the business of and has expertise in, among other things, the promotion to physicians of pharmaceutical products; and

     WHEREAS, Ligand and Co-Promotion Partner desire to work together to promote the Product in the United States upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings specified in this Section 1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references in this Agreement to "Sections" are to Sections of this Agreement.

     "Act" shall mean the United States Federal Food, Drug and Cosmetic Act, as it may be amended from time to time.

     "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. A Person shall be regarded as in control of another Person if such Person owns, or directly or indirectly controls, more than fifty percent (50%) of the voting securities (or comparable equity interests) or other ownership interests of the other Person, or if such Person directly or indirectly possesses the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities, by contract or any other means whatsoever.

     "Agreement" shall mean this Agreement, together with all appendices, exhibits and schedules referenced herein or attached hereto, and as the same may be amended or supplemented from time to time hereafter pursuant to the provisions hereof.

     "Applicable Laws and Regulations" shall mean all applicable federal, state and local laws, regulations, rules or guidelines that govern the services and transactions contemplated by this Agreement, including without limitation the Act and the Controlled Drug Substances Act, as the same may be amended from time to time.

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Certain confidential portions of this Exhibit were omitted by marking such portions with asterisks (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the 1934 Act.

     "Audited Party" shall have the meaning set forth in Section 9.2(a).

     "Auditing Party" shall have the meaning set forth in Section 9.2(a).

     "Budget" shall mean the annual budget for Shared Costs to be incurred by both parties in connection with the promotion and marketing of the Product, as annually prepared by the Commercial Committee and approved by the Steering Committee and included in each annual Marketing Plan.

     "Change of Control" shall mean (a) the acquisition, directly or indirectly, by any Person or group of related Persons (other than any Person that controls, is controlled by or is under common control with a party) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "34 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of a party's outstanding securities; (b) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of such party's outstanding securities are transferred to a Person or Persons different from the Persons holding those securities immediately prior to such transaction; or (c) the sale, transfer or other disposition of all or substantially all of such party's assets.

     "Commercially Reasonable Efforts" shall mean efforts and resources normally used by a party for a product owned by it or to which it has rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety, efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the applicable products, and other relevant commercial factors.

     "Contract Year" shall mean a 12-month period commencing as of January 1 and ending as of December 31. For the purposes of this Agreement, the first contract year shall commence on the Effective Date and end on December 31, 2003.

     "Co-Promotion Partner" shall have the meaning set forth in the Preamble of this Agreement.

     "Co-Promotion Partner Detail Report" shall have the meaning set forth in
Section 3.2.

     "Co-Promotion Partner Trademarks" shall mean the trademark Organon(R), any other related trademark or service mark containing the word "Organon."

     "CRO" shall mean a contract research organization.

     "DEA" shall mean the Drug Enforcement Agency, Department of Justice, or any successor entity thereto.


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     "Direct Costs" shall mean all costs, supported by vendor invoices or accruals per GAAP, that are exclusively incurred for (as opposed to allocated to) Product (i) advertising and promotion expenses and (ii) market research, medical affairs, post-approval clinical trials, Phase IV trials and physician-sponsored clinical trials, CRO and Grant expenses. Examples of direct advertising and promotion expenses include without limitation promotional material and goods, symposia, advisory boards, print production/reprints, advertising agency fees, advertising space, direct mail/spin off, other trade show expenses, free goods, public relations, Exhibit fees, advocate investigator meetings, training material and special programs.

     "Effective Date" shall have the meaning set forth in the Preamble of this Agreement.

     "Execution Date" shall mean the date on which this Agreement is signed by the last party to sign below.

     "FDA" shall mean the United States Food and Drug Administration or any successor entity thereto.

     "First Position Details" shall mean Product Calls in which the promotional message involving the Product is presented in the first position and is a principal topic of discussion and the Product is discussed for the longest period of time during the contact.

     "Force Majeure Event" shall have the meaning set forth in Section 16.10.

     "Fully Allocated Costs" shall mean, with respect to a party during any period, the sum total of costs (excluding Product acquisition costs, which shall mean all costs relating to the manufacture of the Product for commercial sale) to such party that are allocable to the Product in accordance with such party's established and reasonable standard accounting practices and GAAP (in each case, consistently applied), and inclusive of salary cost (including bonus, benefits and allowances), and other expenses incurred by or charged to the following functions: Medical Affairs, and other R & D departments, in each case specifically limited to post-approval clinical trials, Phase IV trials and physician-sponsored clinical trials.

     "GAAP" shall mean United States generally accepted accounting principles, as may be amended from time to time.

     "Good Manufacturing Practices" shall mean the current standards for manufacture, as set forth in the Act and applicable regulations and guidelines promulgated thereunder or successors thereto, as shall be in effect from time to time during the Term.

     "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any government or of any federal, state, county, city or other political subdivision thereof, including without limitation FDA and DEA.

     "Grant" shall mean a payment to a physician, a cooperative group or an institution for the conduct of clinical trials or medical education.

     "Gross Sales" shall mean the amount of sales for Product in the Territory invoiced by Ligand, its Affiliates, subcontractors and permitted sublicensees to un-Affiliated third parties.


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     "Indemnitee" shall have the meaning set forth in Section 12.3.

     "Indemnitor" shall have the meaning set forth in Section 12.3.

     "Ligand" shall have the meaning set forth in the Preamble.

     "Ligand Detail Report" shall have the meaning set forth in Section 4.4(a).

     "Ligand Trademarks" shall mean the trademark Ligand(R), any other related trademark or service mark containing the word "Ligand."

     "Marketing Authorization" shall mean the authorization to sell the Product in any applicable country as granted by the relevant Governmental or Regulatory Authorities.

     "Marketing Materials" shall have the meaning set forth in Section 5.2(a).

     "Marketing Plan" shall mean an annual plan for the promotion, marketing and sale of the Product as developed pursuant to Section 7.2(b)(i). Each Marketing Plan shall set forth the manner in which the Product is to be promoted and marketed during the period to which the Marketing Plan relates and shall include, at a minimum: (a) subject to Section 3.1(b) and 4.1(b), the minimum number of quarterly and annual Product Calls and First and Second Position Details to be provided by each party and targets therefor; (b) Product positioning, strategy and tactics with supporting advertising and promotional activity to be undertaken; (c) all budgets for costs to be incurred by either party in connection with the performance of its obligations hereunder; (d) any training programs to be conducted; (e) medical and education programs to be conducted; (f) professional and trade relations activities; (g) any information to be specifically included in any Co-Promotion Partner Detail Report or Ligand Detail Report; (h) specifications for the development of Marketing Materials; and (i) such other information relating to the marketing of the Product as deemed advisable by the Commercial Committee. Neither party shall make any material change in any previously approved Marketing Plan without the prior written approval of the Commercial Committee.

     "NDA" shall mean the new drug applications related to the Product, submitted to the FDA pursuant to provisions of the Act and applicable regulations related thereto.

     "Net Sales" shall mean, for the applicable period, Gross Sales (in accordance with Ligand's standard accounting principles and GAAP) less the following:

     (a) customs duties or other taxes (excluding income or corporation tax), directly related to the sale of the Product which are paid by Ligand; and

     (b) returns, rebates, chargebacks, allowances for bad debt, and discounts directly related to the sale of the Product and lawfully allowed.

     "Non-Serious Adverse Event" shall mean any adverse drug experience associated with the use of the Product in humans, whether or not considered drug-related, which is not a Serious Adverse Event.



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

     "Other Morphine Product" shall mean a controlled-release oral or transdermal dosage formulation containing morphine as its sole, active analgesic ingredient, other than the Product.

     "PDMA" shall mean the Prescription Drug Marketing Act, as amended, and the implementing rules and regulations thereunder.

     "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

     "Product" shall mean the 30 mg, 60 mg, 90 mg and 120 mg dosage strengths (and all other dosage strengths or presentations that may be marketed by Ligand) of the once daily oral dosage microparticulate formulation, developed by Elan Corporation plc and Ligand, manufactured on behalf of, and marketed by, Ligand under the trademark Avinza(R), and having morphine as its sole active ingredient.

     "Product Calls" shall mean face-to-face contacts by a sales representative with a Target Healthcare Professional during which time the promotional message involving the Product is presented in the first or second position and is a principal topic of discussion and the Product is discussed for the longest period of time during the contact or the second-longest period of time.

     "Product Technical Complaint" shall mean any complaint that questions the purity, identity, potency or quality of the Product, its packaging or labeling or the compliance of any batch of the Product with Applicable Laws and Regulations and current Good Manufacturing Practices; any complaint that concerns any incident that causes the Product or its labeling to be mistaken for, or applied to, another article; any bacteriological contamination or significant chemical, physical or other change or deterioration in the Product; any failure of one or more batches of the Product to meet the specifications therefor in the NDA; or any complaint or evidence of tampering with the Product.

     "Product Trademarks" shall mean the trademark Avinza(R) associated with the Product, any other related trademark or service mark containing the word "Avinza" and any other trademark or service mark (whether registered or unregistered) used on or with the Product or in any Marketing Material (other than Ligand Trademarks and Co-Promotion Partner Trademarks, as applicable) in the Territory during the Term.

     "Second Position Details" shall mean Product Calls in which the promotional message involving the Product is presented in the second position and is a principal topic of discussion and the Product is discussed for the second-longest period of time during the contact.

     "Serious Adverse Event" shall mean any serious and unexpected adverse drug experience, as defined by FDA in 21 C.F.R. Section 314.80 or Section 312.32, associated with the use of the Product in humans, whether or not considered drug-related.

     "Shared Costs" shall mean, with respect to a party during any period, the sum of (i) Direct Costs for such party and (ii) any Fully Allocated Costs for such party.


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

     "Steering Committee" shall have the meaning set forth in Section 7.1.

     "Strategic Plan" shall mean a five (5)-year rolling strategic plan relating to the promotion and marketing of the Product, as annually prepared and approved by the Steering Committee.

     "Target Healthcare Professionals" shall mean medical doctors and doctors of osteopathy that are primary care physicians (i.e., general practitioners, family practitioners and internal medicine physicians), pain specialists, physical medicine and rehabilitation specialists, neurologists, anesthesiologists, sports medicine specialists, or other prescribers of pain management therapeutics, in each case who are authorized by applicable law to prescribe the Product.

     "Term" shall have the meaning set forth in Section 10.1.

     "Territory" shall mean the United States of America and its territories.

     2. GRANTS OF RIGHTS.

          2.1 CO-PROMOTION RIGHTS.

               a. CO-PROMOTION. Ligand hereby grants to Co-Promotion Partner, on an exclusive basis together with Ligand, the right to promote the Product in the Territory during the Term and the right to provide other Co-Promotion Partner services, upon and subject to the terms and conditions set forth in this Agreement.

               b. OTHER MORPHINE PRODUCTS. From the Effective Date and for one year after the end of the Term, neither Co-Promotion Partner nor its Affiliates shall, without the prior written consent of Ligand, market or sell any Other Morphine Product in the Territory.

               c. OPTION FOR OTHER MORPHINE PRODUCTS.

                    (i) Subject to paragraph 2.1(b) hereof, Ligand hereby grants to Co-Promotion Partner the exclusive option to co-promote any Other Morphine Product newly marketed by Ligand or an Affiliate in the Territory during the Term, in each case subject to a separate Co-Promotion Agreement containing terms and conditions that are acceptable to both Ligand and Co-Promotion Partner.

                    (ii) Within fifteen (15) days after Ligand submits an NDA for or acquires the right to market (whichever occurs earlier) any Other Morphine Product in the Territory during the Term, Ligand shall provide written notice to Co-Promotion Partner of such submission or acquisition, identifying the Other Morphine Product in reasonable detail. Co-Promotion Partner shall have sixty (60) days after its receipt of such notice to exercise its rights under
Section 2.1(c)(i) by providing written notice thereof (the "Exercise Notice") to Ligand. During the period (which period shall not exceed one hundred eighty
(180) days or such longer period of time as the parties mutually agree) after Ligand's receipt of the Exercise Notice, as the case may be, the parties will negotiate in good faith towards a definitive agreement for the co-promotion of such Other Morphine Product, after which period the rights under Section 2.1(c)(i) shall no longer be effective with respect to such Other Morphine Product.

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


          2.2 RIGHTS TO TRADEMARKS.

               a. LICENSES.

                    (i) Ligand hereby grants to Co-Promotion Partner a non-exclusive, royalty-free license to use the Product Trademarks solely to market the Product in the Territory during the Term.

                    (ii) Ligand hereby grants to Co-Promotion Partner a non-exclusive, royalty-free license to use the Ligand Trademarks solely in connection with performing its obligations hereunder. Co-Promotion Partner hereby grants to Ligand a non-exclusive, royalty-free license to use the Co-Promotion Partner Trademarks solely in connection with performing its obligations hereunder.

               b. REQUIRED USE AND COMPLIANCE.

                    (i) Except for the use of the Ligand Trademarks in labeling, package inserts, Product monographs and packaging for Products, and the Ligand Trademarks and the Co-Promotion Trademarks in Marketing Materials, each party shall promote the Product only under the Product Trademarks. Each party shall ensure that each use by it of the Product Trademarks is accompanied by an acknowledgement that the Product Trademarks are owned by Ligand. Neither party shall (A) use the Product Trademarks in a way that might materially prejudice their distinctiveness or validity or the goodwill of Ligand therein, or (B) use any trademarks or tradenames so resembling any of the Product Trademarks as to be likely to cause confusion or deception.

                    (ii) Ligand shall ensure that each use of the Co-Promotion Partner Trademarks by it is accompanied by an acknowledgement that the Co-Promotion Partner Trademarks are owned by Co-Promotion Partner. Ligand shall not (A) use the Co-Promotion Partner Trademarks in a way that might materially prejudice their distinctiveness or validity or the goodwill of Co-Promotion Partner therein, or (B) use any trademarks or tradenames so resembling any of the Co-Promotion Partner Trademarks as to be likely to cause confusion or deception.

                    (iii) Co-Promotion Partner shall ensure that each use of the Ligand Trademarks by it is accompanied by an acknowledgement that the Ligand Trademarks are owned by Ligand. Co-Promotion Partner shall not (A) use the Ligand Trademarks in a way that might materially prejudice their distinctiveness or validity or the goodwill of Ligand therein, or (B) use any trademarks or tradenames so resembling any of the Ligand Trademarks as to be likely to cause confusion or deception.

               c. VALIDITY OF TRADEMARKS. Each party acknowledges the validity of Co-Promotion Partner's right, title and interest in and to the Co-Promotion Partner Trademarks and the validity of Ligand's right, title and interest in and to the Ligand Trademarks and the Product Trademarks. The parties shall not have, assert or acquire any right, title or interest in or to any of Ligand Trademarks or the Product Trademarks or the goodwill pertaining thereto (in the case of Co-Promotion Partner), or the Co-Promotion Partner Trademarks or the goodwill pertaining thereto (in the case of Ligand), except as otherwise explicitly provided in this Agreement.

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

               d. NOTICE OF INFRINGEMENT.

                    (i) Co-Promotion Partner shall give Ligand prompt notice of any infringement or threatened infringement of any of the Product Trademarks or the Ligand Trademarks used in connection with the Product, and Ligand shall give Co-Promotion Partner prompt notice of any infringement or threatened infringement of any of the Product Trademarks or the Co-Promotion Partner Trademarks used in connection with the Product.

                    (ii) Ligand shall determine in its sole discretion what action, if any, to take in response to the infringement or threatened infringement of any Product Trademark or Ligand Trademark. Co-Promotion Partner shall determine in its sole discretion what action, if any, to take in response to the infringement or threatened infringement of any Co-Promotion Partner Trademark.

     3. RESPONSIBILITIES OF CO-PROMOTION PARTNER.

          3.1 PROMOTION BY CO-PROMOTION PARTNER.

               a. As of the Execution Date, Co-Promotion Partner shall commence certain services listed in EXHIBIT F, as mutually agreed upon by the parties. Commencing April 1, 2003 and continuing throughout the Term, Co-Promotion Partner shall use its Commercially Reasonable Efforts to market and promote the Product to Target Healthcare Professionals in the Territory in accordance with the then-current Marketing Plan (collectively, the "Co-Promotion Partner Detailing Services"). Subject to Section 3.1(b), the exact number, targeting and frequency of Product Calls to be provided by Co-Promotion Partner will be determined by the Commercial Committee and stated in the Marketing Plan.

               b. Commencing April 1, 2003 and thereafter during each Contract Year throughout the Term, Co-Promotion Partner shall complete, subject to pro rata adjustment for the initial partial year, a minimum of *** Product Calls in each such Contract Year, of which a minimum of (i) *** Product Calls shall be delivered to primary care physicians, (ii) *** Product Calls shall be delivered to high-prescribing physicians specializing in pain management, and (iii) *** Product Calls shall be delivered to hospitals; provided, however, in the first three Contract Years, all Product Calls shall be First Position Details and thereafter, at least *** of all Product Calls shall be First Position Details, and the remainder shall be Second Position Details. For the avoidance of doubt, in the first Contract Year, starting April 1, 2003 and ending December 31, 2003, Co-Promotion Partner shall complete a minimum of *** Product Calls.

                    (i) In the event that Net Sales for the Contract Year ending as of December 31, 2005 are less than *** the parties shall negotiate in good faith a reduction in Co-Promotion Partner's obligations set forth in Section 3.1(b) above; provided that for each Contract Year commencing as of January 1, 2006 and for the remainder of the Term, in each Contract Year Co-Promotion Partner shall provide no less than *** Product Calls, of which not less than *** shall be First Position Details, with the balance being Second Position Details.


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

                    (ii) In the event that Net Sales for the Contract Year ending as of December 31, 2007 are less than *** each party shall have the right, but not the obligation, to terminate this Agreement as more fully set forth in Section 10.4.

               c. In performing its duties hereunder, Co-Promotion Partner shall, and shall cause its employees to, comply with all regulatory, professional and legal requirements, including, without limitation, the FDA's regulations and guidelines concerning the advertising of prescription drug products, the American Medical Association's Guidelines on Gifts to Physicians, the PhRMA Guidelines for Marketing Practices, and the ACCME Standards for Commercial Support of Continuing Medical Education, which may be applicable to the services to be provided by Co-Promotion Partner hereunder. No employee of Co-Promotion Partner shall make any representation, statement, warranty or guaranty with respect to the Product that is not consistent with current labeling of the Product or Marketing Materials approved by the Commercial Committee, that is deceptive or misleading or that disparages the Products or the good name, goodwill and reputation of Ligand. Co-Promotion Partner shall use Commercially Reasonable Efforts to ensure that its services hereunder will be provided in a professional, ethical and competent manner. Notwithstanding
Section 10.2 hereof, Ligand may immediately, upon written notice to Co-Promotion Partner, terminate this Agreement for any material breach of this Section 3.1(c).

          3.2 CO-PROMOTION PARTNER DETAIL REPORTS. Co-Promotion Partner shall provide Ligand with a report (each a "Co-Promotion Partner Detail Report"), within thirty (30) calendar days after the end of each calendar quarter included in the Term (and within such period after the end of the Term), setting forth the following information regarding the efforts of Co-Promotion Partner's sales force in promoting and marketing the Product during the preceding quarter (or part thereof): (i) the number of Product Calls and a breakdown of First Position Details and Second Position Details made and recorded by Co-Promotion Partner's standard record keeping procedures based on data recorded by the sales force;
(ii) the names and addresses of the Target Healthcare Professionals called upon; and (iii) such other information as may be required in the then-current Marketing Plan. An example of a Co-Promotion Detail Report is attached to this Agreement as EXHIBIT A. Each such Co-Promotion Detail Report shall be in an electronic format and in hard copy form. Each Co-Promotion Detail Report shall be treated as Confidential Information of Co-Promotion Partner pursuant to
Section 11 of this Agreement and shall not be used or disclosed to third parties without Co-Promotion Partner's prior written approval or direction.

          3.3 CO-PROMOTION PARTNER SALES FORCE.

               a. Except as agreed by the parties, Co-Promotion Partner shall be solely responsible for the costs and expenses of establishing, maintaining and training Co-Promotion Partner's sales force, and conducting Co-Promotion Partner's other activities under this Agreement; provided, however, that (i) such Product training shall be conducted in accordance with Section 5.1 and (ii) the content and strategic direction of any Product training provided by Co-Promotion Partner that relates specifically to the Product shall be overseen by the Commercial Committee.

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               b. To the extent practicable, all written, electronic and visual communications provided to any of Co-Promotion Partner's sales representatives regarding strategy, positioning or selling messages for the Product will be subject to review and approval by the Commercial Committee.

          3.4 SUPPORT SERVICES. Co-Promotion Partner will provide such other Product-related services from time to time during the Term as are expressly approved by the Commercial Committee or the Clinical/Regulatory Sub-Committee, and specified in EXHIBIT F.

     4. RESPONSIBILITIES OF LIGAND.

          4.1 PROMOTION OF PRODUCT BY LIGAND.

               a. Commencing as of the Execution Date and continuing throughout the Term, Ligand shall use its Commercially Reasonable Efforts to market and promote the Product to Target Healthcare Professionals in the Territory in accordance with the then-current Marketing Plan (collectively, the "Ligand Detailing Services"). The exact number, targeting and frequency of Product Calls to be provided by Ligand will be determined by the Commercial Committee and stated in the Marketing Plan.

               b. Commencing April 1, 2003 and thereafter during each Contract Year throughout the Term, Ligand shall complete, subject to pro rata adjustment for the initial partial year, a minimum of *** Product Calls in each such Contract Year; provided, however, in the first three Contract Years, all Product Calls shall be First Position Details and thereafter, at least *** of all Product Calls shall be First Position Details, and the remainder shall be Second Position Details. For the avoidance of doubt, in the first Contract Year, starting April 1, 2003 and ending December 31, 2003, Ligand shall complete a minimum of *** Product Calls.

                    (a) In the event that Net Sales for the Contract Year ending as of December 31, 2005 are less than *** the parties shall negotiate in good faith a reduction in Ligand's obligations set forth in Section 4.1(b) above; provided that for each Contract Year commencing as of January 1, 2006 and for the remainder of the Term, in each Contract Year Ligand shall provide no less than *** Product Calls, of which not less than *** shall be First Position Details, with the balance being Second Position Details.

               c. In performing its duties hereunder, Ligand shall, and shall cause its employees to, comply with all regulatory, professional and legal requirements, including, without limitation, the FDA's regulations and guidelines concerning the advertising of prescription drug products, the American Medical Association's Guidelines on Gifts to Physicians, the PhRMA Guidelines for Marketing Practices, and the ACCME Standards for Commercial Support of Continuing Medical Education, which may be applicable to the services to be provided by Ligand hereunder. No employee of Ligand shall make any representation, statement, warranty or guaranty with respect to the Product that is not consistent with current labeling of the Product or Marketing Materials approved by the Commercial Committee, that is deceptive or misleading or that disparages the Products or the good name, goodwill and reputation of Co-Promotion Partner. Ligand shall use Commercially Reasonable Efforts to ensure that its services hereunder will be provided in a professional, ethical and competent manner. Notwithstanding Section 10.3 hereof, Co-Promotion Partner may immediately, upon written notice to Ligand, terminate this Agreement for any material breach of this Section 4.1(c).


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          4.2 MANUFACTURE, SHIPMENT, ETC. OF THE PRODUCT.

               a. As between Ligand and Co-Promotion Partner, Ligand (and/or its Affiliates) shall have the sole responsibility for the sale, manufacture, shipment, distribution, warehousing, billing, order confirmation of the Product and for the collection of receivables resulting from sales of the Product in the Territory, and for recording of Product sales in its books of account. If for any reason Co-Promotion Partner receives orders for Products, Co-Promotion Partner shall forward such orders to Ligand (or if directed by Ligand to Ligand's wholesalers) as soon as practicable.

               b. Ligand shall manufacture, ship, distribute and warehouse, or cause to be manufactured, shipped, distributed and warehoused the Product in accordance with Applicable Laws and Regulations, the NDA and Good Manufacturing Practices. Ligand shall use its Commercially Reasonable Efforts to ensure that adequate quantities of the Product are available to meet the anticipated demand for the Product during the Term. Ligand shall promptly notify Co-Promotion Partner, in writing, of any material shortage in supply occurring at the distribution, wholesale and/or retail level during the Term, and any actions Ligand intends to take to correct same.

               c. If Product supply is interrupted (other than for reasons outside of Ligand's control, which reasons shall include without limitation any quota in allowable supply imposed by the DEA, any Force Majeure Event and any action or inaction by Co-Promotion Partner constituting a breach of the provisions of this Agreement or a violation of Applicable Laws and Regulations) so as to prevent for two (2) calendar months or more the filling of wholesale orders essential to meet patient prescription demand representing fifty percent (50%) or more of overall demand for the Product, then as compensation to Co-Promotion Partner, Ligand shall pay to Co-Promotion Partner an amount equal to the average compensation paid to Co-Promotion Partner in the previous two (2) calendar quarters in which there was no interruption, prorated based upon the number of days that the Product interruption continues, retroactive to the first day of the interruption, net of payments otherwise due and payable for Products supplied during the same period. Ligand shall make such payments to Co-Promotion Partner on a monthly basis for so long as the interruption shall continue, up to a maximum of six (6) monthly payments. Payments shall revert to those otherwise payable to Co-Promotion Partner under this Agreement at such time as the interruption is corrected. In the event that market interruption lasts for more than six (6) months (including for reasons outside of Ligand's control, which reasons shall include without limitation any quota in allowable supply imposed by the DEA, any Force Majeure Event and any action or inaction by Co-Promotion Partner constituting a breach of the provisions of this Agreement or a violation of Applicable Laws and Regulations), this shall be considered a material breach of the Agreement, and either party hereto may, in its sole discretion, terminate this Agreement as set forth in Section 10.2(a) or Section 10.3(a), as applicable.

               d. Ligand will use Commercially Reasonable Efforts to identify a second-source supplier for the Product, and apply for approval of such second-source supplier to applicable Governmental or Regulatory Authorities by December 31, 2006.

               e. Co-Promotion Partner may make recommendations to the Commercial Committee from time to time regarding pricing strategies for the Product in the Territory during the Term. The Commercial Committee may make recommendations from time to time to Ligand regarding pricing strategies for the Product during the Term. Notwithstanding recommendations received from the Commercial Committee, Ligand shall have the sole authority to determine the price of the Product during the Term, including price increases and decreases and the timing thereof, which increases or decreases shall be commercially reasonable.

          4.3 LIGAND SALES FORCE.

               a. Except as agreed by the parties, Ligand shall be solely responsible for the costs and expenses of establishing, maintaining and training Ligand's sales force, and conducting Ligand's other activities under this Agreement; provided, however, that (i) such Product training shall be conducted in accordance with Section 5.1 and (ii) the content and strategic direction of any Product training provided by Ligand that relates specifically to the Product shall be coordinated with the Commercial Committee.

               b. To the extent practicable, all written, electronic and visual communications provided to any of Ligand's sales representatives regarding strategy, positioning or selling messages for the Product will be subject to review and approval by the Commercial Committee.

          4.4 LIGAND DETAIL AND SALES REPORTS.

               a. Ligand shall provide Co-Promotion Partner with a report (each a "Ligand Detail Report"), within thirty (30) calendar days after the end of each calendar quarter included in the Term (and within such period after the end of the Term), setting forth the following information regarding the efforts of Ligand's sales force in promoting and marketing the Product during the preceding quarter (or part thereof): (i) the number of Product Calls and a breakdown of First Position Details and Second Position Details made and recorded by Ligand's standard record keeping procedures based on data recorded by the sales force;
(ii) the names and addresses of the Target Healthcare Professionals called upon; and (iii) such other information as may be required in the then-current Marketing Plan. An example of a Ligand Detail Report is attached to this Agreement as EXHIBIT B. Each such Ligand Detail Report shall be in an electronic format and in hard copy form. Each Ligand Detail Report shall be treated as Confidential Information of Ligand pursuant to Section 11 of this Agreement and shall not be used or disclosed to third parties without Ligand's prior written approval or direction.

               b. Ligand shall provide Co-Promotion Partner with a report (each, a "Ligand Sales Report") within forty five (45) calendar days after the end of each calendar quarter included in the Term (and within such period after the end of the Term) setting forth the Gross Sales and Net Sales in the Territory for such calendar quarter (or part thereof). An example of a Ligand Sales Report is attached to this Agreement as EXHIBIT C. Each such Ligand Sales Report shall be provided to Co-Promotion Partner either by facsimile or transmitted electronically, in each case with a confirmation copy sent by mail. Each Ligand Sales Report shall be treated as Confidential Information of Ligand pursuant to
Section 11 of this Agreement and shall not be used or disclosed to third parties without Ligand's prior written approval or direction.

               c. Ligand shall provide Co-Promotion Partner with an interim report on a weekly basis setting forth the Gross Sales and Net Sales in the Territory for the previous week. Each such weekly report shall be provided to Co-Promotion Partner either by facsimile or transmitted electronically, in each case with a confirmation copy sent by mail. Each such weekly report shall be treated as Confidential Information of Ligand pursuant to Section 11 of this Agreement and shall not be used or disclosed to third parties without Ligand's prior written approval or direction.

          4.5 SUPPORT SERVICES. Ligand will provide such other Product-related services from time to time during the Term as it determines to be necessary or advisable.

     5. TRAINING AND MARKETING MATERIALS.

          5.1 TRAINING.

               a. Each of the parties agrees to make its sales representatives available for Product training with respect to the marketing and sale of the Product. Ligand shall, subject to the Commercial Committee's approval, be responsible for developing and, if applicable, conducting Product training programs for each of Co-Promotion Partner's and Ligand's sales forces. Co-Promotion Partner shall participate in conducting such Product training to the extent requested by Ligand or the Commercial Committee. As between the parties hereto and except as expressly provided otherwise elsewhere in this Agreement, Ligand shall own all right, title and interest in Product training materials developed hereunder.

               b. Product training shall be carried out at a time which is mutually acceptable to the parties. As additional members are added to the parties' respective sales forces responsible for marketing the Product, training will be given to groups of the newly added members. Each party shall decide where the Product training of its sales representatives will occur and, unless the Commercial Committee decides otherwise, will absorb the costs of transporting, housing and maintaining their respective personnel for such training.

          5.2 MARKETING MATERIALS.

          a. All sales, promotion and advertising materials, regardless of form ("Marketing Materials"), relating to the Product shall be developed under the direction of the Commercial Committee, subject to Ligand's review and approval. Co-Promotion Partner shall participate in conducting such development to the extent requested by Ligand or the Commercial Committee. As between the parties hereto and except as expressly provided otherwise elsewhere in this Agreement, Ligand shall own all right, title and interest in all Marketing Materials.

          b. After the Execution Date, whenever Marketing Materials are presented and described to the medical communities (including, for example, the physician, pharmacy, governmental, reimbursement and hospital sectors), the parties will be presented and described as joining in the promotion of the Product in the Territory. All Marketing Materials approved by the Commercial Committee after the Execution Date will state this arrangement and will display the names and logos of the parties with equal prominence, as permitted by applicable law.

          5.3 NON-SOLICITATION OF EMPLOYEES. The parties hereby agree that, throughout the Term and for a period of one year immediately thereafter, neither will, directly or indirectly, solicit for employment any employee of the other party (or of the other party's designee); provided, however, that the hiring of employees who respond to general advertisements for employment (not targeted to employees of the other party or their designee) shall not be deemed to violate the foregoing provision.

     6. CERTAIN REGULATORY MATTERS.

          6.1 LICENSES. Each party hereto shall, at its sole cost and expense, maintain in full force and effect all necessary licenses, permits and other authorizations required by law, regulation, ordinance or statute to carry out its duties and obligations under this Agreement.

          6.2 REGULATORY RESPONSIBILITY.

               a. COMMUNICATION AND FILINGS WITH GOVERNMENTAL OR REGULATORY AUTHORITIES. As between the parties, all regulatory matters regarding the Product, including without limitation, all filings in connection therewith, shall be the obligation and responsibility solely of Ligand, subject to the participation by Co-Promotion Partner as requested by the Clinical/Regulatory Sub-Committee. Co-Promotion Partner shall not without the consent of Ligand or unless so required by applicable law (and then only pursuant to the terms of this Section 6.2), correspond or communicate with any Governmental or Regulatory Authority, whether within the Territory or otherwise, concerning the Products or otherwise take any action concerning any authorization or permission under which the Products are sold or any application for the same. Furthermore, Co-Promotion Partner shall, immediately upon receipt of any communication from any Governmental or Regulatory Authority relating to the Product, forward a copy or description of the same to Ligand and respond to all inquiries by Ligand relating thereto. If Co-Promotion Partner is advised by its counsel that it must communicate with any Governmental or Regulatory Authority, then Co-Promotion Partner shall so advise Ligand immediately and, unless prohibited by applicable law, provide Ligand in advance with a copy of any proposed written communication with any Governmental or Regulatory Authority and comply with any and all reasonable direction of Ligand and the Clinical/Regulatory Sub-Committee concerning any meeting or written or oral communication with any Governmental or Regulatory Authority. Notwithstanding the foregoing, Ligand shall promptly provide Co-Promotion Partner with copies of all communications received from any Governmental or Regulatory Authority concerning the Product or any Marketing Materials and shall promptly submit to Co-Promotion Partner copies of all communications and filings concerning the Product or any Marketing Materials made to any Governmental or Regulatory Authority during the Term.

               b. LABELING AND MARKETING MATERIALS. The Clinical/Regulatory Sub-Committee shall coordinate strategy and policy for obtaining any necessary Governmental or Regulatory Authority approvals of any labeling, package inserts, Product monographs, packaging for the Products and Marketing Materials, and for determining whether the same requires Governmental or Regulatory Authority approval, subject to Ligand's review and approval. As between the parties, all filings and communications with Governmental or Regulatory Authorities in connection therewith shall be the obligation and responsibility solely of Ligand. No Product labeling, package inserts, Product monographs, packaging for the Products or Marketing Materials may be used or distributed by Co-Promotion Partner unless such labeling, package inserts, Product monographs, packaging for the Products or Marketing Materials have been approved in advance by Ligand.

          6.3 EFFICACY AND SAFETY INFORMATION. Ligand shall furnish Co-Promotion Partner with efficacy and safety information reasonably requested by Co-Promotion Partner to assist Co-Promotion Partner in promoting the Product to Target Healthcare Professionals in the Territory, including without limitation relevant clinical and safety data included in the NDA for the Product and additional information, if any, related to the efficacy and safety profile of the Product since the Product's approval by the FDA. Except for that information that is to be disclosed to Target Healthcare Professionals in connection with providing Product Calls, such information shall be treated as Confidential Information of Ligand pursuant to Section 11 of this Agreement and shall not be disclosed to third parties without Ligand's prior written approval or direction.

          6.4 NOTICE OF ADVERSE EVENTS. Each party shall promptly notify the other party of any event(s) that materially affect(s) or could materially affect the marketing of the Product, including without limitation adverse drug reactions and governmental inquiries. Serious Adverse Events for the Product learned of by Co-Promotion Partner shall be submitted in writing to Ligand within two (2) business days from the date of learning thereof by Co-Promotion Partner. Non-Serious Adverse Events for the Product learned of by Co-Promotion Partner shall be submitted in writing to Ligand no more than five (5) business days from the date of learning thereof by Co-Promotion Partner. As between the parties, Ligand shall have the sole responsibility for reporting and responding to such events to applicable Governmental or Regulatory Authorities; provided, that Co-Promotion Partner may take such actions (including issuing such reports) as it determines is required by applicable law. For all Serious Adverse Events and Non-Serious Adverse Events, Co-Promotion Partner and its professional sales representatives shall not make any statement or give any opinion (written or verbal) to anyone that could be reasonably construed as an admission of fault on Ligand's part or a promise that Ligand will compensate anyone.

          6.5 PRODUCT TECHNICAL COMPLAINTS AND RECALLS.

               a. If Co-Promotion Partner becomes aware of any Product Technical Complaint concerning the Product, Co-Promotion Partner shall submit a written report of such complaint, along with a sample of the Product involved in the complaint, if available, to Ligand within two (2) business days of receipt of such notice by Co-Promotion Partner; provided, however, that such time period relating to any such complaint involving tampering with the Product shall be one
(1) business day.

               b. As between the parties, Ligand shall have the sole authority and responsibility to respond to any Governmental or Regulatory Authorities, including without limitation the FDA, to respond to Product Technical Complaints and medical complaints, and to handle all returns, field alerts, recalls or market withdrawals of the Product in accordance with applicable law, at Ligand's cost and expense; provided, however, that if any such returns, field alerts, market withdrawals or recalls of Product are caused solely by actions or inactions by Co-Promotion Partner constituting a breach of the provisions of this Agreement or a violation of Applicable Laws and Regulations, Co-Promotion Partner shall bear all reasonable costs associated with such actions or inactions in connection therewith. Subject to Section 4.2(c), Ligand shall be under no liability whatsoever to compensate Co-Promotion Partner or make any other payment to Co-Promotion Partner for any decision to recall, initiate a market withdrawal or take any other corrective action with respect to the Product contemplated in this Section 6.5(b), unless such action results from a breach of the provisions of this Agreement or a violation of Applicable Laws and Regulations by Ligand, its sublicensees or subcontractors.

               c. Each party shall promptly (but in any case, not later than forty-eight (48) hours) notify the other party in writing of any order, request or directive of a court or other Governmental or Regulatory Authority to recall or withdraw the Product. As between the parties, Ligand shall be solely responsible for determining whether to issue a recall or withdrawal and for the cost and expense of any such recall or withdrawal of the Product.

          6.6 RETURNS. If any quantities of the Product are returned to Co-Promotion Partner, Co-Promotion Partner shall immediately notify Ligand and ship them to the facility designated by Ligand, with any reasonable or authorized shipping or other documented direct cost to be paid by Ligand. Co-Promotion Partner, at its option, may advise the customer who made the return that the Products have been returned to Ligand, but shall take no other steps in respect of any return without the consent of Ligand.

          6.7 GOVERNMENT INSPECTIONS AND INQUIRIES. Upon (a) being contacted by the FDA or any other Governmental or Regulatory Authority for any regulatory purpose pertaining specifically to this Agreement or to the Product or (b) becoming aware of an impending inspection or audit of the facilities or operations involved in the manufacture, processing, testing or packaging of the Product, a party shall immediately notify the other party. Co-Promotion Partner agrees that it shall not respond to any such agency making an inquiry of it until and only as directed by Ligand; provided, however, that the foregoing shall not be construed to prevent Co-Promotion Partner in any way from complying with any Governmental or Regulatory Authority or applicable laws, rules or regulations. Co-Promotion Partner may permit unannounced regulatory inspections and respond to the extent necessary to comply with its obligations under applicable law. Co-Promotion Partner shall allow Ligand to participate in other inspections to the extent necessary, in the reasonable opinion of Ligand, as such inspections and responses pertain to the Product, at Ligand's cost and expense. Ligand agrees that, to the extent it becomes aware of the results, observations and/or outcome of any inspections or audits of the facilities or operations involved in the manufacture, processing, testing or packaging of the Product conducted by Governmental or Regulatory Authorities, including without limitation the FDA, Ligand will notify Co-Promotion Partner of any such information as it relates to the Product within three (3) days of obtaining the information.

          6.8 PRODUCT INQUIRIES.

               a. For questions which Co-Promotion Partner and its professional sales representatives are unable to answer concerning Product identification, Product ingredients or stability/storage information, Co-Promotion Partner shall refer such questions to Ligand's Professional Services Department.

               b. For medical inquiries, including those related to information outside of labeling received by Co-Promotion Partner and its professional sales representatives, Co-Promotion Partner shall refer such inquiries to Ligand's Medical Affairs Department. As between the parties, all responses to such inquiries from patients, medical professionals, or other third parties shall be provided solely by Ligand. Co-Promotion Partner shall provide reasonable assistance to Ligand, at Ligand's request and expense, in an effort to fully respond to such communications.

     7. MANAGEMENT COMMITTEES. The parties hereto recognize that it is in the best interests of both parties to maximize the sales of the Product in the Territory and to coordinate the activities of both parties with respect to the promotion of the Product in the Territory. Accordingly, the parties hereby establish the committees and procedures described in this Section 7 to govern their respective rights and obligations under this Agreement.

          7.1 STEERING COMMITTEE.

               a. ESTABLISHMENT. The parties hereby establish a committee (the "Steering Committee"), which shall have as its overall purpose the ultimate governance of the relationship between the parties hereunder. The Steering Committee shall consist of three (3) senior-executive representatives of each party. Members of the Steering Committee shall be employees of the parties, and shall not be outside consultants, independent contractors or outside legal counsel, but such Persons are permitted to attend meetings of the committee upon the consent of both parties. Each party shall be solely responsible for appointing, removing and filling vacancies among its own representatives. Co-Promotion Partner shall appoint one of its representatives on the Steering Committee to serve as the initial chair of the committee, and such person shall serve in such role until the first anniversary of the Effective Date. On such date, Ligand shall appoint one of its representatives on the committee to serve as chair of the Steering Committee, and such person shall serve until the second anniversary of the Effective Date. Thereafter, on each anniversary of the Effective Date during the Term, the parties shall continue to alternate in designating the chairman of the Steering Committee.

               b. RESPONSIBILITIES. The Steering Committee shall review the activities of the Commercial Committee (which shall likewise review the activities of the Clinical/Regulatory Sub-Committee) and any other committees or subcommittees formed by it from time to time, and shall:

                    (i) guide the overall relationship between the parties, including the strategy, budgeting, major resource allocation and other high-level matters related to the marketing and regulatory approval of the Product, including reviewing and approving the Marketing Plan and the Strategic Plan prepared annually by the Commercial Committee no later than November 1 of each year (for the Marketing Plan and Strategic Plan applicable to the next calendar year);

                    (ii) make decisions with respect to all issues not specifically granted to Commercial Committee or Clinical/Regulatory Sub-Committee; and

                    (iii) perform the dispute resolution functions set forth in
Section 7.4 hereof.

               c. MEETINGS. During the Term of this Agreement, the Steering Committee shall meet: (i) at least once every six months on a date and at a location to be agreed to by the parties, and (ii) upon written notice by either party to the other that a meeting is required or requested, in which case a meeting will be held within thirty (30) calendar days of such notice on a date and at a location to be agreed to by the parties, or sooner if warranted by circumstances. Notice requesting a meeting shall include adequate information describing the purpose of the meeting. Any meetings of the Steering Committee shall be held in person or, if an in-person meeting is impracticable, by videoconference or teleconference. When meetings are held in person, individual members of the Steering Committee may nonetheless participate by videoconference or teleconference. If unable to attend in person or by videoconference or teleconference, an individual member of the Steering Committee may grant a proxy to another individual member of the Steering Committee in order to act on his or her behalf on any matter to be acted upon at any meeting of the Steering Committee. Other representatives of the parties may attend Steering Committee meetings as non-voting participants. At least one week prior to any meeting of the Steering Committee, each of the parties shall provide the other party with a proposed agenda of the matters to be discussed at such meeting. The parties shall agree, at the first meeting of the Steering Committee, upon procedures for maintaining meeting minutes.

               d. ACTION OF COMMITTEE. The Steering Committee may take action on a matter at a meeting only if a quorum exists with respect to that matter. The attendance of at least two (2) members of the Steering Committee of each party at a meeting shall constitute a quorum for the transaction of business. Each member of the Steering Committee shall be entitled to cast one (1) vote, either in person or by proxy, on any matter to be acted upon at any meeting of the Steering Committee. All decisions made by the Steering Committee shall require a majority vote by the members of the Steering Committee, either in person or by proxy. Any action required or permitted to be taken at any meeting of the Steering Committee may be taken without a meeting if the action is taken by all members of the Steering Committee. Such action must be evidenced by one or more written consents describing the action taken and signed by each member of the Steering Committee. In the event the Steering Committee is unable to achieve a majority vote on any issue, then the dispute resolution process set forth in
Section 7.4 will be followed with respect to such issue.

          7.2 COMMERCIAL COMMITTEE.

               a. ESTABLISHMENT. The parties hereby establish a committee (the "Commercial Committee"), which shall have as its overall purpose the overall design and coordination of all sales, marketing and distribution activities for the Product. The Commercial Committee shall consist of five (5) executive representatives of each party. Members of the Commercial Committee shall be employees of the parties, and shall not be outside consultants, independent contractors or outside legal counsel, but such Persons are permitted to attend meetings of the committee upon the consent of both parties. Each party shall be solely responsible for appointing, removing and filling vacancies among its own representatives. Each of the parties shall select a co-chair to provide joint direction to the committee.

               b. RESPONSIBILITIES. In addition to the specific responsibilities of the Commercial Committee set forth elsewhere in this Agreement, the Commercial Committee shall:

                    (i) By October 1 of each calendar year during the Term, prepare the Marketing Plan and the Strategic Plan for the next calendar year and submit such plans to the Steering Committee for approval (provided, however, that the Commercial Committee shall prepare the Marketing Plan for 2003 and submit such plan to the Steering Committee for approval within sixty (60) days after the Execution Date);

                    (ii) periodically as directed by the Steering Committee prepare other plans and budgets for approval by the Steering Committee, including without limitation, an annual budget for Direct Costs;

                    (iii) be responsible for the execution of such approved plans and budgets;

                    (iv) periodically provide written reports to the Steering Committee comparing actual results to the approved plans and budgets;

                    (v) approve all training materials and Marketing Materials to be used in the marketing of the Product;

                    (vi) oversee and coordinate the efforts of the Clinical/Regulatory Sub-Committee; and

                    (vii) perform such other functions as directed by the Steering Committee.

               c. MEETINGS. During the Term of this Agreement, the Commercial Committee shall meet: (i) at least quarterly on a date and at a location to be agreed to by the parties, and (ii) upon written notice by either party to the other that a meeting is required or requested, in which case a meeting will be held within thirty (30) calendar days of such notice on a date and at a location to be agreed to by the parties, or sooner if warranted by circumstances. Notice requesting a meeting shall include adequate information describing the purpose of the meeting. Any meetings of the Commercial Committee shall be held in person or, if an in-person meeting is impracticable, by videoconference or teleconference. When meetings are held in person, individual members of the Commercial Committee may nonetheless participate by videoconference or teleconference. If unable to attend in person or by videoconference or teleconference, an individual member of the Commercial Committee may grant a proxy to another individual member of the Commercial Committee in order to act on his or her behalf on any matter to be acted upon at any meeting of the Commercial Committee. Other representatives of the parties may attend Commercial Committee meetings as non-voting participants. At least one week prior to any meeting of the Commercial Committee, each of the parties shall provide the other party with a proposed agenda of the matters to be discussed at such meeting. The parties shall agree, at the first meeting of the Commercial Committee, upon procedures for maintaining meeting minutes.

               d. ACTION OF COMMITTEE. The Commercial Committee may take action on a matter at a meeting only if a quorum exists with respect to that matter. The attendance of at least three (3) members of the Commercial Committee of each party at a meeting shall constitute a quorum for the transaction of business. Each member of the Commercial Committee shall be entitled to cast one (1) vote, either in person or by proxy, on any matter to be acted upon at any meeting of the Commercial Committee. All decisions made by the Commercial Committee shall require a majority vote by the members of the Commercial Committee , either in person or by proxy. Any action required or permitted to be taken at any meeting of the Commercial Committee may be taken without a meeting if the action is taken by all members of the Commercial Committee. Such action must be evidenced by one or more written consents describing the action taken and signed by each member of the Commercial Committee. In the event the Commercial Committee is unable to achieve a majority vote on any material issue, then the dispute resolution process set forth in Section 7.4 will be followed with respect to such issue.

          7.3 CLINICAL/REGULATORY SUB-COMMITTEE.

               a. ESTABLISHMENT. The Commercial Committee shall establish a sub-committee (the "Clinical/Regulatory Sub-Committee"), which shall have as its overall purpose the overall design and coordination of all medical, clinical and regulatory plans and activities for the Product. The Clinical/Regulatory Sub-Committee shall consist of three (3) executive representatives of each party. At least one such representative from each party shall also be a member of the Commercial Committee. Outside consultants, independent contractors or outside legal counsel are permitted to attend meetings of the committee upon the consent of both parties. Each party shall be solely responsible for appointing, removing and filling vacancies among its own representatives. Each of the parties shall select a co-chair to provide joint direction to the committee.

               b. RESPONSIBILITIES. In addition to the specific responsibilities of the Clinical/Regulatory Sub-Committee set forth elsewhere in this Agreement, the Clinical/Regulatory Sub-Committee shall:

                    (i) provide guidance regarding regulatory communications and filings, procedures for regulatory review of Marketing Materials and other materials related to the Product which are subject to review by Governmental or Regulatory Authorities;

                    (ii) provide guidance regarding the design and implementation of Phase IV studies (requested by the Commercial Committee or otherwise), expanded label or expanded use clinical studies and other regulatory, clinical or medical affairs relating to the Product; and

                    (iii) coordinate the joint work of the parties on regulatory issues relating to the distribution of the Product.

               c. MEETINGS. During the Term of this Agreement, the Clinical/Regulatory Sub-Committee shall meet: (i) at least quarterly on a date and at a location to be agreed to by the parties, and (ii) upon written notice by either party to the other that a meeting is required or requested, in which case a meeting will be held within thirty (30) calendar days of such notice on a date and at a location to be agreed to by the parties, or sooner if warranted by circumstances. Notice requesting a meeting shall include adequate information describing the purpose of the meeting. Any meetings of the Clinical/Regulatory Sub-Committee shall be held in person or, if an in-person meeting is impracticable, by videoconference or teleconference. Any action required or permitted to be taken at any meeting of the Clinical/Regulatory Sub-Committee may be taken without a meeting if the action is taken by all members of the Clinical/Regulatory Sub-Committee. Such action must be evidenced by one or more written consents describing the action taken and signed by each member of the Clinical/Regulatory Sub-Committee. Other representatives of the parties may attend Clinical/Regulatory Sub-Committee meetings as non-voting participants. At least one week prior to any meeting of the Clinical/Regulatory Sub-Committee, each of the parties shall provide the other party with a proposed agenda of the matters to be discussed at such meeting. The parties shall agree, at the first meeting of the Clinical/Regulatory Sub-Committee, upon procedures for maintaining meeting minutes.

               d. ACTION OF COMMITTEE. The Clinical/Regulatory Sub-Committee may take action on a matter at a meeting only if a quorum exists with respect to that matter. The attendance of at least two (2) members of the Clinical/Regulatory Sub-Committee of each party at a meeting shall constitute a quorum for the transaction of business. Each member of the Clinical/Regulatory Sub-Committee shall be entitled to cast one (1) vote, either in person or by proxy, on any matter to be acted upon at any meeting of the Clinical/Regulatory Sub-Committee. All decisions made by the Clinical/Regulatory Sub-Committee shall require a majority vote by the members of the Clinical/Regulatory Sub-Committee , either in person or by proxy. Any action required or permitted to be taken at any meeting of the Clinical/Regulatory Sub-Committee may be taken without a meeting if the action is taken by all members of the Clinical/Regulatory Sub-Committee. Such action must be evidenced by one or more written consents describing the action taken and signed by each member of the Clinical/Regulatory Sub-Committee. In the event the Clinical/Regulatory Sub-Committee is unable to achieve a majority vote on any material issue, then the dispute resolution process set forth in Section 7.4 will be followed with respect to such issue.

          7.4 DISPUTE RESOLUTION.

               a. The parties recognize that disputes as to certain matters delegated to the Steering Committee, Commercial Committee or Clinical/Regulatory Sub-Committee may from time to time arise during the Term that relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising in such committees in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Section 7.4 if and when a dispute arises with respect to the actions or decision-making authority delegated to such committees under this Agreement.

               b. Unless otherwise specifically recited in this Agreement, any disputes arising from any subcommittee formed under this Agreement, including without limitation, the Clinical/Regulatory Sub-Committee, shall be referred to the Commercial Committee as soon as reasonably possible after such dispute has arisen.

               c. If the Commercial Committee is unable to resolve such a dispute within fifteen (15) days of being requested by the parties to resolve such dispute, or if any dispute or issue originates within the Commercial Committee, such dispute or other issue shall be referred to the Steering Committee as soon as reasonably possible after such dispute has arisen or such deadlock is reached.

               d. If the Steering Committee is unable to resolve such a dispute or issue within fifteen (15) days after being requested to resolve such dispute or issue, the dispute or issue shall be referred to the Chief Executive Officers of Ligand and Co-Promotion Partner for attempted good faith resolution by negotiations within thirty (30) days after such referral.

               e. If the Chief Executive Officers of the parties are unable to resolve such dispute or issue, then Ligand's Chief Executive Officer shall have the deciding vote, it being understood and agreed that any such decision shall be commercially reasonable to both parties, in light of such considerations as the posture of similar products at similar points in product phase or life cycle. Notwithstanding the foregoing, Co-Promotion Partner shall not be obligated to accept any such decision that materially modifies Co-Promotion Partner's obligations to supply a minimum level of Product Calls as set forth in
Section 3.1 or that would cause Co-Promotion Partner to bear an aggregate annual amount of Shared Costs that is more than twenty-five percent (25%) above the annual amount of aggregate Shared Costs to be borne by Co-Promotion Partner as set forth in the most recently approved Budget.

     8. CO-PROMOTION COMPENSATION.

          8.1 CO-PROMOTION PAYMENTS. Effective January 1, 2003, within forty-five (45) days after the end of each calendar quarter during the Term, Ligand shall pay to Co-Promotion Partner (by wire transfer of immediately available funds to an account designated by Co-Promotion Partner to Ligand in writing) an amount equal to the following percentages of Net Sales in the applicable calendar year:

--------------------------------------------- --------------------------------
CALENDAR YEAR NET SALES TIER                  PERCENTAGE OF NET SALES TIER
--------------------------------------------- --------------------------------
$0 to $35 million*                            Zero percent (0%)*
--------------------------------------------- --------------------------------
$0 to $150 million                            Thirty percent (30%)
--------------------------------------------- --------------------------------
Greater than $150 million, up to $300         Forty percent (40%)
million
--------------------------------------------- --------------------------------
Greater than $300 million, up to $425         Fifty percent (50%)
million
--------------------------------------------- --------------------------------
Greater than $425 million                     Forty-five percent (45%)
--------------------------------------------- --------------------------------

* only applicable during calendar year 2003.

For the avoidance of doubt, each percentage set forth in the table above applies only to the portion of calendar year Net Sales shown in the corresponding left column.

          8.2 COST SHARING. Shared Costs shall be split 50/50 between the parties for each such calendar quarter during the Term and shall not exceed previously approved budgeted amounts without the prior written consent of each party. In the event that one party's aggregate Shared Costs exceed budgeted amounts, then the other party shall not be obligated to split such additional Shared Costs, unless the same are expressly approved in writing by both parties. If Ligand's Shared Costs are in excess of 50% of the parties' combined Shared Costs in a given quarter, pursuant to this Section 8.2, Ligand shall offset the difference between its costs and 50% of the combined costs from any payment to be made to Co-Promotion Partner for such calendar quarter pursuant to Section 8.1; if Co-Promotion Partner's Shared Costs are in excess of 50% of the parties' combined Shared Costs in a given quarter, pursuant to this Section 8.2, Ligand shall include the difference between Co-Promotion Partner's costs and 50% of the parties' combined costs in any payment to be made to Co-Promotion Partner for such calendar quarter pursuant to Section 8.1. In the event that no payment is due to Co-Promotion Partner under Section 8.1 for any calendar quarter during the Term, then the party (if any) whose Shared Costs for such quarter are less than 50% of the combined Shared Costs for such quarter shall remit the difference between its costs and 50% of the combined Shared Costs to the other party within 45 days after the end of such calendar quarter.

          8.3 COST REPORTS. Each party shall provide the other with the following Shared Costs reports within thirty (30) calendar days after the end of each calendar quarter included in the Term (and within thirty (30) calendar days after the end of the Term):

               a. A report of the party's Direct Costs (each, a "Direct Cost Report") setting forth the following information relating to the preceding quarter (or part thereof) and comparisons of such information to the then-current Marketing Plan and Budget: the party's Direct Costs showing each specific type of cost included in the definition of Direct Costs separately and listing the vendor relating to each such cost, if applicable. Each such Direct Cost Report shall be delivered in a mutually-agreeable electronic format and in hard copy form. An example of a Direct Cost Report is attached to this Agreement as EXHIBIT D. Each Direct Cost Report shall be treated as Confidential Information of the reporting party pursuant to Section 11 of this Agreement and shall not be disclosed to third parties without the such party's prior written approval or direction.

               b. A report of the party's Fully Allocated Costs (each, a "Fully Allocated Cost Report") setting forth the following information relating to the preceding quarter (or part thereof) and comparisons of such information to the then-current Marketing Plan and Budget: the party's Fully Allocated Costs showing each specific function involved with Product activities, the amount allocated to each function and a brief description of the allocation method used. Each such Fully Allocated Cost Report shall be delivered in a mutually-agreeable electronic format and in hard copy form. An example of a Fully Allocated Cost Report is attached to this Agreement as EXHIBIT E. Each Fully Allocated Cost Report shall be treated as Confidential Information of the reporting party pursuant to Section 11 of this Agreement and shall not be disclosed to third parties without such party's prior written approval or direction.

          8.4 END OF TERM PAYMENTS. At the end of the Term, Ligand shall make payments to Co-Promotion Partner pursuant this Section 8 with respect to the last portion of a calendar quarter as if the last day of the Term was the last day of a calendar quarter.

     9. RECORDKEEPING AND AUDITS. The parties recognize that audits and reviews of records are in the best interests of both parties. The parties shall have the audit rights specified in this section. Solely for the purposes of Sections 9.1,
9.2 and 9.3 below, Audited Party (as hereinafter defined) shall mean (a) in reference to Ligand, Ligand, its Affiliates, permitted sublicensees, subcontractors and contract manufacturers; and (b) in reference to Co-Promotion Partner, Co-Promotion Partner, its Affiliates and subcontractors.

          9.1 MAINTENANCE OF BOOKS AND RECORDS. Each party shall maintain complete and accurate books and records in sufficient detail, in accordance with GAAP and all applicable laws, rules, ordinances and regulations, to enable verification of the performance of such party's obligations under this Agreement. Such records shall be maintained for a period of twelve (12) months after the end of the Term or longer if required by applicable law.

          9.2 AUDITS.

               a. Either Ligand or Co-Promotion Partner (herein, the "Auditing Party") may demand, no more than once during any calendar year from the Effective Date until one (1) year following the end of such calendar year, an audit of the relevant books and records of Co-Promotion Partner or Ligand, as the case may be (herein, the "Audited Party") in order to verify the Audited Party's reports on the matters addressed in this Agreement. Upon no less than fifteen (15) days' prior written notice to the Audited Party, the Audited Party shall grant reasonable access to members of a nationally recognized independent public accounting firm selected by the Auditing Party to the relevant books and records of the Audited Party in order to conduct a review or audit thereof. Such access shall be permitted during normal business hours. The accounting firm shall report its conclusions and calculations to the Auditing Party and the Audited Party; provided, that in no event shall the accounting firm disclose any information of the Audited Party except to the extent necessary to verify the Audited Party's reporting and other compliance with the terms of this Agreement and, at the request of the Audited Party, such accounting firm will execute appropriate non-disclosure agreements. In the event that the Audited Party is a subcontractor or sublicensee of Ligand, and is either unwilling or unable to permit such audit, then Ligand shall provide written assurances to Co-Promotion Partner, including, but not limited to, certification that (i) an audit was performed for Ligand by a nationally recognized public accounting firm; and (ii) the results of such audit either (A) revealed no significant deviations from Ligand's accounting practices and GAAP or (B) revealed significant deviations from Ligand's accounting practices and GAAP and the quality and quantity of such deviations. In the event that the Audited Party is a subcontractor or sublicensee of Co-Promotion Partner, and is either unwilling or unable to permit such audit, then Co-Promotion Partner shall provide written assurances to Ligand, including, but not limited to certification that (i) an audit was performed for Co-Promotion Partner by a nationally recognized public accounting firm; and (ii) the results of such audit either (A) revealed no significant deviations from Co-Promotion Partner's accounting practices and GAAP or (B) revealed significant deviations from Co-Promotion Partner's accounting practices and GAAP and the quality and quantity of such deviations. Except as hereinafter set forth, the Auditing Party shall bear the full cost of the performance of any such audit.

               b. If as a result of any audit of the books and records of Audited Party it is shown that the Audited Party's payments to the Auditing Party under this Agreement with respect to the period of time audited were less than the amount which should have been paid to the Auditing Party pursuant to this Agreement, then the Audited Party shall pay to the Auditing Party the amount of such shortfall within thirty (30) days after the Auditing Party's demand therefor. If as a result of any audit of the books and records of Audited Party it is shown that the Audited Party's payments to the Auditing Party under this Agreement with respect to the period of time audited were more than the amount which should have been paid to the Auditing Party pursuant to this Agreement, then the Auditing Party shall pay to the Audited Party the amount of such overpayment within thirty (30) days after the Audited Party's demand therefor. In addition, if any amount of underpayment by the Audited Party is more than ten percent (10%) of the amount which should have been paid to the Auditing Party pursuant to this Agreement with respect to the period in question, then the Audited Party shall also reimburse the Auditing Party for its documented reasonable out-of-pocket costs and expenses incurred in connection with the audit.

          9.3 COMPLIANCE AUDITS. In addition to the access and audit rights of Ligand and Co-Promotion Partner set forth in Section 9.2, upon reasonable prior notice from the other party and no more than once during any calendar year during the Term, each party shall afford to the other party reasonable access during normal business hours (and at such other times as the parties may mutually agree) to inspect and audit the relevant books, records and other information of such party in order to monitor such party's compliance with such party's Product Call obligations under the applicable Marketing Plan and the terms of this Agreement, to the extent such party is responsible for the relevant function as directed by the Commercial Committee or the terms of this Agreement, and for the purposes of determining compliance with the applicable rules and regulations of Governmental or Regulatory Authorities and the terms of this Agreement. Such access shall be available during normal business hours. Any inspection conducted by either party pursuant to this Section 9.3 shall be at the sole cost and expense of such party.

     10. TERM AND TERMINATION.

          10.1 TERM OF AGREEMENT. The term of this Agreement (the "Term") shall commence as of the Effective Date hereof and shall continue until December 31, 2012, unless terminated sooner or extended pursuant to this Section 10.1. At any time prior to the fifth (5th) anniversary of the Effective Date, Co-Promotion Partner shall have the option, exercisable by (a) providing written notice to Ligand of its intention to exercise such option in accordance with the provisions of Section 14 hereof and (b) paying an extension fee to Ligand (by wire transfer of immediately available funds to an account designated by Ligand in writing) in the amount of seventy-five million U.S. dollars ($75 million), to extend the Term through November 25, 2017.

          10.2 TERMINATION BY LIGAND.

               a. Ligand shall have the right to terminate this Agreement at any time upon written notice to Co-Promotion Partner if Co-Promotion Partner materially breaches any of its representations, warranties, covenants or agreements set forth in this Agreement or otherwise materially defaults in the performance of any of its duties or obligations under this Agreement, which breach or default shall not be cured within sixty (60) days after written notice is given to Co-Promotion Partner specifying the breach or default. For the avoidance of doubt and without limiting the universe of possible circumstances that could constitute such a material breach or default, any failure by Co-Promotion Partner to meet less than ninety-five percent (95%) of its minimum obligations with respect to Product Calls as set forth in Section 3.1(b) hereof shall be deemed to be a material breach of this Agreement.

               b. To the extent permitted by law, Ligand shall have the right to terminate this Agreement immediately upon notice to Co-Promotion Partner if Co-Promotion Partner shall become insolvent, file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within sixty (60) days of such filing or have a receiver appointed over any of Co-Promotion Partner's property or assets.

          10.3 TERMINATION BY CO-PROMOTION PARTNER.

               a. Co-Promotion Partner shall have the right to terminate this Agreement at any time upon written notice to Ligand if Ligand materially breaches any of its representations, warranties, covenants or agreements set forth in this Agreement or otherwise materially defaults in the performance of any of its duties or obligations under this Agreement, which breach or default shall not be cured within sixty (60) days after written notice is given to Ligand specifying the breach or default. For the avoidance of doubt and without limiting the universe of possible circumstances that could constitute such a material breach or default, any failure by Ligand to meet less than ninety-five percent (95%) of its minimum obligations with respect to Product Calls as set forth in Section 4.1(b) hereof shall be deemed to be a material breach of this Agreement.

               b. To the extent permitted by law, Co-Promotion Partner shall have the right to terminate this Agreement immediately upon notice to Ligand if Ligand shall become insolvent, file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within sixty (60) days of such filing or have a receiver appointed over any of Ligand's property or assets.

          10.4 TERMINATION BY EITHER PARTY. Each party shall have the right to terminate this Agreement as set forth in Section 3.1(b)(ii). Such termination right must be exercised by written notice ("Notice") to the other party no later than March 31, 2008, stating the terminating party's desire to terminate the Agreement as set forth in Section 3.1(b)(ii) and this Section 10.4. Following such termination, and effective upon receipt of such Notice, Ligand shall thereafter, within forty-five (45) days after the end of each calendar quarter included in the Royalty Term, pay to Co-Promotion Partner (by wire transfer of immediately available funds to an account designated by Co-Promotion Partner in writing) an amount in cash equal to nine percent (9%) of Net Sales during such calendar quarter.

          "Royalty Term" shall mean that period of time from the effective date of the Notice hereunder and continuing until December 31, 2012.

          10.5 EFFECTS OF TERMINATION.

               a. Neither the termination nor expiration of this Agreement shall release or operate to discharge either party from any liability or obligation that may have accrued prior to such termination or expiration. Any termination of this Agreement as provided herein shall not be an exclusive remedy but shall be in addition to any remedies whatsoever that may be available to the terminating party.

               b. Notwithstanding the giving of any notice of termination pursuant to this Section 10, each party shall continue to fulfill its obligations under this Agreement at all times until the effective date of any such termination.

          10.6 ACTIONS UPON TERMINATION. Upon the termination or expiration of this Agreement for any reason, Co-Promotion Partner shall immediately cease all of its promotional and marketing activities for the Product, discontinue any use of Ligand Trademarks and Product Trademarks and return to Ligand or destroy all sales materials, training materials and Marketing Materials for the Product. After any termination Ligand shall retain the right to use any sales training and Marketing Materials developed during the term of this Agreement, provided, however, that Ligand shall have no further right to use Co-Promotion Partner's name or any Co-Promotion Partner Trademarks or logos in connection therewith.

          10.7 SURVIVAL. The representations, warranties, covenants and agreements of the parties in Sections 1, 9.1, 9.2, 10.4 (in the event of termination pursuant to such Section) 10.5-10.7 and 11-16 hereof, and all provisions relating to the ownership of intellectual property rights, shall survive any expiration or termination of this Agreement. In addition, any provision of this Agreement that, either from the express language or the context thereof, is intended to survive any termination or expiration of this Agreement shall survive any such expiration or termination.

     11. CONFIDENTIALITY.

          11.1 CONFIDENTIAL INFORMATION. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information (whether written or oral or otherwise in tangible or intangible form) that is transmitted or otherwise provided by or on behalf of a party either before, on or after the date hereof and that may be reasonably understood from notices or legends, the nature of such information itself or the circumstances of such information's disclosure to be confidential or proprietary to such party. "Confidential Information" may include, but is not limited to, patents, copyrights, trade secrets, information related to or underlying such intellectual property rights and other proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, formulae, research plans and results, clinical data, experimental work, development, design details and specifications and other technical information relating to current, future and proposed products and services, engineering data, financial information, procurement requirements, purchasing and manufacturing information, customer lists, business forecasts and sales, marketing and merchandising plans and information and sales and detail reports delivered pursuant to this Agreement. "Confidential Information" also includes proprietary or confidential information of any third party, including Elan, that may disclose such information to either party in the course of the other party's business.

          11.2 NONDISCLOSURE AND NON-USE OBLIGATIONS. Each party hereto (the "Recipient") understands that the other party (the "Disclosing Party") and/or its respective shareholders, directors, officers, employees, Affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "Representatives") have disclosed or may disclose Confidential Information to the Recipient and its respective Representatives. Each of the parties, as Recipient, agrees that such Recipient and its Representatives will not use, disseminate, or in any way disclose any Confidential Information of the other party, as Disclosing Party, to any person, firm or business, except to the extent necessary for performance of the Recipient's obligations hereunder, and under no circumstances will such Recipient or its Representatives disassemble, reverse engineer, or copy without the express written consent of the Disclosing Party, any such Confidential Information. Each of the parties, as Recipient, agrees that such Recipient shall disclose or cause to be disclosed Confidential Information of the other party, as Disclosing Party, only to those of such Recipient's Representatives that need to know such information, and such Recipient certifies that such Recipient's Representatives have previously agreed, either as a condition to employment or in order to obtain the Confidential Information of the Disclosing Party, to be bound by terms and conditions substantially similar to those terms and conditions applicable to such Recipient under this Agreement. Each of the parties, as the Recipient, shall cause its Representatives to observe the terms of this Agreement, and such Recipient shall be responsible for any breach of this Agreement by any of its Representatives. Each of the parties, as Recipient, shall and shall cause its Representatives to ensure that all copies, extracts, summaries or other embodiments of the Confidential Information of the other party, as Disclosing Party, carry a confidentiality notice similar to that, if any, with which it was submitted to the Recipient or its Representatives. Each of the parties, as Recipient, agrees that such Recipient and its Representatives shall treat all Confidential Information of the other party, as Disclosing Party, with the same degree of care as such Recipient accords to such Recipient's own similar Confidential Information, but under no circumstances less than reasonable care. Each of the parties, as Recipient, shall immediately give, or shall cause its Representatives to give, notice to the other party, as Disclosing Party, of any unauthorized use or disclosure of Disclosing Party's Confidential Information. Each of the parties, as Recipient, agrees to assist and cause its Representatives to assist the other party, as Disclosing Party, in remedying any such unauthorized use or disclosure of Disclosing Party's Confidential Information.

          11.3 EXCLUSIONS FROM NONDISCLOSURE AND NONUSE OBLIGATIONS. The obligations under Section 11.2 of each of the parties, as Recipient (together with its Representatives), with respect to any portion of the Confidential Information of the other party, as Disclosing Party, shall not apply to such Confidential Information or portion thereof that such Recipient can document:
(a) was in or becomes a part of the public domain at or subsequent to the time such Confidential Information or portion thereof was communicated to such Recipient or its Representatives by such Disclosing Party or its Representatives through no improper action or inaction of such Recipient or such Recipient's Representatives, (b) was in such Recipient's or its Representatives' possession free of any obligation of confidence at or subsequent to the time such Confidential Information or portion thereof was communicated to such Recipient or its Representatives by such Disclosing Party or its Representatives, or (c) was developed by such Recipient or its Representatives independently of and without reference to any information communicated to such Recipient or its Representatives by such Disclosing Party or its Representatives. For purposes of clause (a) of the foregoing sentence, "public domain" shall mean information that is reasonably accessible to the public in a written publication, and shall not include information that is only available through research of published literature or information the substance of which must be pieced together with substantial effort from a number of different publications and sources. A disclosure by either of the parties, as Recipient (together with its

Representatives), of Confidential Information of the other party, as Disclosing Party, either (a) in response to a valid subpoena or order by a court or other governmental body, (b) as otherwise required by law, or (c) as necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement by such Recipient or a waiver of confidentiality for other purposes; provided, however, that such Recipient or its Representatives shall provide sufficient prior written notice thereof to such Disclosing Party to enable such Disclosing Party to seek a protective order or otherwise prevent or limit the extent of such disclosure, and that such Recipient and its Representatives shall thereafter disclose only such Confidential Information as is reasonably necessary under the circumstances. Each of the parties, as Recipient, agrees that the foregoing exceptions are to be narrowly construed and that its obligations (and those of its Representatives) under this Agreement are released solely with respect to those specific portions of the Confidential Information of the other party, as Disclosing Party, that fall within the foregoing exceptions and not with respect to related portions, or other combinations or characteristics of, the Confidential Information of such Disclosing Party.

          11.4 OWNERSHIP AND RETURN OF CONFIDENTIAL INFORMATION AND OTHER MATERIALS. All Confidential Information of each of the parties, as Disclosing Party, and any Derivatives thereof, whether created by such Disclosing Party or its Representatives or the other party, as Recipient (or its Representatives), shall, as between the parties, remain the sole and exclusive property of such Disclosing Party, and no license or other rights to such Disclosing Party's Confidential Information or Derivatives is granted or implied hereby. For purposes of this Agreement, "Derivatives" shall mean: (a) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected under copyright, patent and/or trade secret laws.

          11.5 SURVIVAL. The obligations set forth in this Section 11 shall survive the termination or expiration of this Agreement for a period of five (5) years.

     12. INDEMNIFICATION AND INSURANCE; LIMITATION OF LIABILITY.

          12.1 INDEMNIFICATION BY CO-PROMOTION PARTNER. Co-Promotion Partner shall defend, indemnify and hold Ligand and its Affiliates, and their respective officers, directors, employees, successors and assigns, harmless from and against any and all claims, liabilities, losses, costs, actions, suits, damages and expenses, including reasonable attorney's fees (collectively, "Damages"), arising out of: (a) any breach by Co-Promotion Partner of any representation, warranty or covenant contained in this Agreement; (b) any claims by third parties or other liabilities relating to the performance or nonperformance of Co-Promotion Partner's obligations under this Agreement; and (c) the infringement or other violation of any third party trademarks with respect to the use by the parties of the Co-Promotion Partner Trademarks in connection with the Product under this Agreement; provided, however, that Co-Promotion Partner shall not be required to indemnify Ligand with respect to any Damages hereunder to the extent the same is caused by any negligent act or omission or intentional misconduct by Ligand or any of its Affiliates or is otherwise covered by Ligand's indemnification obligation in Section 12.2.

          12.2 INDEMNIFICATION BY LIGAND. Ligand shall defend, indemnify and hold Co-Promotion Partner and its Affiliates, and their respective officers, directors, employees, successors and assigns, harmless from and against any and all Damages arising out of: (a) any breach by Ligand of any representation, warranty or covenant contained in this Agreement; (b) any personal injury (including death) and/or property damage resulting from the handling, possession or use of the Product; and (c) any other liability arising out of the manufacture, marketing, sale, labeling, distribution or use of the Product, including without limitation, any actual or alleged infringement of any trademarks (excepting infringement arising from the use of Co-Promotion Partner Trademarks as set forth in Section 12.1(c)), know-how, trade secrets, patent rights or other intellectual property rights of any Person or any violation of Applicable Laws and Regulations, including any failure to manufacture the Product in accordance with Good Manufacturing Practice; provided, however, that Ligand shall not be required to indemnify Co-Promotion Partner with respect to any Damages hereunder to the extent the same is caused by any negligent act or omission or intentional misconduct by Co-Promotion Partner or any of its Affiliates or is otherwise covered by Co-Promotion Partner's indemnification obligation in Section 12.1.

          12.3 CLAIMS PROCEDURES. A party (the "Indemnitee") which intends to claim indemnification under this Section 12 shall notify the other party (the "Indemnitor") within a reasonable time in writing of any action, claim or liability in respect of which the Indemnitee believes it is entitled to claim indemnification, provided that the failure to give timely notice to the Indemnitor shall not release the indemnitor from any liability to the Indemnitee to the extent the Indemnitor is not prejudiced thereby. The Indemnitor shall have the right, by notice to the Indemnitee, to assume the defense of any such action or claim within the fifteen (15) day period after the Indemnitor's receipt of notice of any action or claim with counsel of the Indemnitor's choice and at the sole cost of the Indemnitor. If the Indemnitor does not so assume the defense of such claim, the Indemnitee may assume such defense with counsel of its choice and at the sole cost of the Indemnitor. If the Indemnitor so assumes such defense, the Indemnitee may participate therein through counsel of its choice, but at the sole cost of the Indemnitee. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all reasonable out-of-pocket costs of such assistance shall paid be for by the party determined ultimately liable. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party which shall not be unreasonably withheld; provided that the Indemnitee shall have no obligation to consent to any settlement of any such action or claim which imposes on the Indemnitee any liability or obligation which cannot be assumed and performed in full by the Indemnitor, and the Indemnitee shall have no right to withhold its consent to any settlement of any such action or claim if the settlement involves only the payment of money by the Indemnitor or its insurer.

          12.4 INSURANCE. Each party shall maintain insurance (either through purchase of a policy from a nationally recognized third party insurer or through maintenance of a self-insurance program) against such risks and upon such terms (including coverages, deductible limits and self-insured retentions) as set forth in EXHIBIT G.

          12.5 LIMITATION OF LIABILITY. In no event will either party be liable in any way in connection with its performance under this Agreement for: (a) any loss of profit or any other special damages, including, but not limited to, special, incidental, consequential, or other damages (collectively, "Special

Damages"); or (b) any amount in excess of an aggregate of fifty million dollars ($50 million), in each case whether arising in contract, tort (including negligence), strict liability or otherwise. Notwithstanding anything herein to the contrary, the limitation on liability in the preceding sentence shall not apply to Ligand's payment obligations contained in Sections 4.2(c), 8.1 and 10.4 hereof or to any liability of either party for death, material personal injury or property damage, which has been determined by a court of final adjudication to have been proximately caused by the negligence, recklessness or willful misconduct of such party or any of its personnel.

     13. REPRESENTATIONS AND WARRANTIES.

          13.1 BY CO-PROMOTION PARTNER. Co-Promotion Partner represents and warrants to Ligand that, as of the Execution Date:

               a. the execution, delivery and performance of this Agreement by Co-Promotion Partner does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which Co-Promotion Partner is a party; and

               b. the execution, delivery and performance of this Agreement by Co-Promotion Partner does not require the consent of any Person or the authorization of (by notice or otherwise) any Governmental or Regulatory Authority.

          13.2 BY LIGAND. Ligand represents and warrants to Co-Promotion Partner that, as of the Execution Date:

               a. the execution, delivery and performance of this Agreement by Ligand does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which Ligand is a party;

               b. Ligand has all material licenses, authorizations, permissions, consents or approvals from any applicable Governmental or Regulatory Authority or third parties necessary to make, use, sell and offer to sell the Product, and the execution, delivery and performance of this Agreement by Ligand does not require the consent of any Person or the authorization of (by notice or otherwise) any Governmental or Regulatory Authority;

               c. the rights granted by Ligand to Co-Promotion Partner hereunder do not conflict with any rights granted by Ligand to any third party;

               d. Ligand has responded to Co-Promotion Partner's reasonable requests for information regarding the Product, and, to the best of Ligand's knowledge, Ligand has not withheld information regarding the Product which is responsive to such requests and which Ligand reasonably deems material, and, to the best of Ligand's knowledge, any such information was provided to Co-Promotion Partner promptly following receipt of Co-Promotion Partner's request and, taken as a whole, was up to date and accurate;

               e. to the best of Ligand's knowledge, the manufacture, sale or import of the Product will not infringe any patents or trademarks of any third party and, to the best of Ligand's knowledge, no third party is infringing in the Territory any patent or trademark applicable to the Product;

               f. there are no actions, suits, proceedings or claims pending against Ligand, any of its Affiliates or, to the best of Ligand's knowledge, third parties from whom Ligand has obtained any intellectual property rights covering the Product, or, to the best of Ligand's knowledge, threatened against Ligand, any of its Affiliates or any third party from whom Ligand has obtained any intellectual property rights covering the Product, at law or equity, or before or by any court or by any Governmental or Regulatory Authority relating to the Product, or any matter contemplated herein;

               g. Ligand and its Affiliates or, to the best of Ligand's knowledge, third parties from whom Ligand has obtained any intellectual property rights covering the Product, have all the rights in all intellectual property covering the Product required to enable Ligand to make, use, sell and offer to sell the Product and to grant to Co-Promotion Partner the rights granted herein;

               h. Ligand holds all right, title and interest to the Ligand Trademarks and Product Trademark, and such trademarks are in full force and from the Execution Date Ligand will use its Commercially Reasonable Efforts to maintain such trademarks;

               i. no patent covering the Product has been declared invalid and all patents covering the Product are in full force and Ligand will use its Commercially Reasonable Efforts to maintain such patents;

               j. the Restated License and Supply Agreement among Elan Corporation PLC , Elan Management Ltd. and Ligand Pharmaceuticals Incorporated has been executed and is in full force and effect, and all of Ligand's obligations, conditions or commitments thereunder have been completed, including without limitation, the transfer of title to the Product NDA to Ligand; and

               k. from the Execution Date, Product to be distributed by Ligand will, at the time of shipment by or on behalf of Ligand, not be misbranded or adulterated under the terms of the Act or comparable state laws.

          13.3 EXCEPT AS EXPRESSLY STATED IN THIS SECTION 13, ALL OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING A WARRANTY AS TO THE QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PRODUCT, ARE HEREBY EXCLUDED.

     14. NOTICES. Except as otherwise specifically provided herein, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by nationally recognized overnight courier or confirmed facsimile transmission to a party (followed by hard copy by mail) or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other in accordance with this
Section 14:

         If to Ligand:

         Ligand Pharmaceuticals Incorporated
         10275 Science Center Drive
         San Diego, CA  92121
         Attn:  General Counsel
         Facsimile:  (858) 550-1825

         with a copy to:

         Faye H. Russell, Esq.
         Clifford Chance US LLP
         3811 Valley Centre Drive, 2nd Floor
         San Diego, CA  92130
         Facsimile:  (858) 720-3501

         If to Co-Promotion Partner:

         Organon Pharmaceuticals USA Inc.
         56 Livingston Avenue
         Roseland, NJ  07068
         Attn:  Michael V. Novinski, President
         Facsimile: (973) 422-7287

         with a copy to:

         Organon Pharmaceuticals USA Inc.
         56 Livingston Avenue
         Roseland, NJ  07068
         Attn:  Patrick J. Osinski, Vice President, Business Development
                                            and Government Affairs

         Facsimile:  (973) 325-4705

Any such notice or other document shall be deemed to have been received by the addressee simultaneously with the transmission or delivery thereof.

     15. DISPUTE RESOLUTION.

          15.1 The parties recognize that claims for breach of this Agreement may arise from time to time arise (other than matters for which decisions or approvals are taken under Section 7 or rights reserved to Ligand under this Agreement) ("Dispute(s)"). It is the objective of the parties to establish procedures to facilitate the resolution of Disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 15 if and when a Dispute arises under this Agreement.

          15.2 Any Dispute shall be first referred to the President for each party at any time after such Dispute has arisen and a party believes that there has been sufficient discussion of the matter prior to such referral. If the Presidents of Ligand and Co-Promotion Partner cannot resolve the Dispute within thirty (30) days after being requested by a party to resolve the Dispute, then either party may, by written notice to the other, invoke the provisions of
Section 15.3.

          15.3 In the event of a Dispute not resolved pursuant to Section 15.2, the parties shall endeavor to settle the dispute by mediation under the supervision of and in accordance with the CPR Model Mediation Procedures. Unless otherwise agreed, both parties or each individual party may request the CPR to appoint an independent mediator. If the dispute has not been resolved by the means provided herein within one hundred eighty (180) days of the initiation of such procedure, either Party shall have the right to file a lawsuit to resolve the dispute; provided, however, if Ligand files such lawsuit, it must be filed in the courts of New York and if Co-Promotion Partner files such lawsuit, it must be filed in the courts of California.

     16. MISCELLANEOUS PROVISIONS.

          16.1 ASSIGNMENT. Neither party shall assign or otherwise transfer its rights or obligations under this Agreement or any interest herein or right hereunder without the prior written consent of the other party, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect; except that each party may assign all (but not less than all) of its rights and obligations hereunder to an Affiliate or to the transferee or successor of its assets or securities in the event of a Change of Control without the prior consent of the other party, provided that in the case of an assignment to an Affiliate, the assigning party shall remain responsible for all of its obligations and agreements set forth herein, notwithstanding such assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          16.2 GOVERNING LAW. This Agreement shall be construed under and in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of law principles.

          16.3 NON-WAIVER. The failure of either party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and shall not be construed as, a waiver of such term or right, and shall in no way affect that party's right later to enforce or exercise such term or right.

          16.4 ENTIRE AGREEMENT. This Agreement and any and all documents or agreements referenced herein contain all of the terms agreed to by the parties regarding the subject matter of this Agreement and shall supersede any prior oral or written agreements, understandings or arrangements between them, including without limitation the Mutual Non-Disclosure Agreement between the parties dated as of December 13, 2002. This Agreement may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by both of the parties hereto. No course of conduct or dealing between the parties shall act as a modification or waiver of any provisions of this Agreement.

          16.5 SEVERABILITY. In the event that any provision (or portion thereof) of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction or a Governmental or Regulatory Authority, such provision (or portion of provision) shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable and the validity, legality and enforceability of the enforceable portion of any such provision and the remaining provisions shall not be adversely affected thereby.

          16.6 RELATIONSHIP OF THE PARTIES. The parties hereto are acting and performing as independent contractors, and nothing in this Agreement creates the relationship of partnership, joint venture, sales agency or principal and agent. Neither party is the agent of the other, and neither party may hold itself out as such to any other Person. All financial obligations associated with each party's business shall be the sole responsibility of such party.

          16.7 NO IMPLIED LICENSES. Each of the parties hereby acknowledges and agrees that, except as otherwise explicitly provided in this Agreement, such party shall not by entering into this Agreement have, assert or acquire any right, title or interest in or to any intellectual property or other proprietary rights of the other party.

          16.8 PUBLIC ANNOUNCEMENTS. The form and content of any public announcement to be made by one party regarding the execution or existence of this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by applicable law (including, without limitation, disclosure requirements of the SEC, NYSE, or any other stock exchange or NASDAQ), in which case the other party shall give the other party reasonable advance notice and review of any such disclosure. Following the dissemination of such initial public announcement, neither party (nor any of their respective direct or indirect, majority-owned subsidiaries) shall issue any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without prior consultation with the other party, except as may be required by applicable law upon the advice of counsel. Each party shall use its Commercially Reasonable Efforts to provide the other party with a reasonable opportunity to first review the release or other public announcement.

          16.9 COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

          16.10 FORCE MAJEURE. Neither party shall be liable to the other party for any failure to perform as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such party's control including, without limitation, any act of God, civil disorder or commotion, act of aggression, terrorism, fire, explosion, flood, drought, war, sabotage, embargo, utility failure, material shortage, labor disturbance, national health emergency, or appropriation of property (each, a "Force Majeure Event"). A party whose performance is affected by a Force Majeure Event shall take prompt action using its Commercially Reasonable Efforts to remedy the effects of the Force Majeure Event.

          16.11 INTERPRETATION. The parties hereto acknowledge and agree that:
(a) each party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its preparation; and
(b) the terms and provisions of this Agreement shall be construed fairly as to each party hereto and not in favor of or against either party, regardless of which party was generally responsible for the preparation or drafting of this Agreement.

          16.12 CERTAIN EXPENSES AND COMMISSIONS. Except as otherwise expressly set forth in this Agreement, the parties hereto shall each pay all their costs and expenses, including legal and accounting fees, incurred in connection with the preparation, negotiation, execution and delivery of this Agreement, respective brokerage fees, commissions and finder's fees, if any, and shall indemnify and hold the other harmless from and against any and all other claims or liabilities for such costs and expenses, brokerage fees, commissions and finder's fees incurred by reason of any action taken by any such party.

          16.13 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          16.14 SUBCONTRACTORS. Each party may use third-party subcontractors in the performance of their obligations under this Agreement; PROVIDED, HOWEVER, that neither party may use third party subcontractors in the performance of their Product Call obligations under this Agreement without the prior written consent of the other party. In the event that a party appoints a permitted third party subcontractor, such appointment shall be subject to the confidentiality provisions of Section 11. In addition, such party shall be solely responsible and liable to the other party for the performance of said contractor. The party hiring the subcontractor shall ensure that the subcontractor complies in all material respects with the requirements of Governmental or Regulatory Authorities and Applicable Laws and Regulations as it relates to the Product or otherwise.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Co-Promotion Agreement as of the last date of a party's signature below.

                       LIGAND PHARMACEUTICALS INCORPORATED

                       By:      /S/ DAVID E. ROBINSON
                                ------------------------
                       Name:    David E. Robinson
                       Title:   Chairman of the Board, President and
                                Chief Executive Officer
                       Date:    FEBRUARY 19, 2003
                                ------------------------



                       ORGANON PHARMACEUTICALS USA INC.

                       By:      /S/ MICHAEL V. NOVINSKI
                                ------------------------
                       Name:    Michael V. Novinski
                       Title:   President
                       Date:    2/20/03
                                ------------------------


                       By:      /S/ PATRICK J. OSINSKI
                                ------------------------
                       Name:    Patrick J. Osinski
                       Title:   Vice President
                       Date:    2/20/03
                                ------------------------




                   [SIGNATURE PAGE TO CO-PROMOTION AGREEMENT]

                                    EXHIBIT A

                      Example of Co-Promotion Detail Report

             DETAIL REPORT FOR CALENDAR QUARTER ENDED _____________

                                                   ACTUAL           BUDGET

                                                     #                 #
                                                   ------           ------
Total # Calls

Product Calls:

         First Position Details

         Second Position Details
                                                   ------           ------
TOTAL
                                                   ======           ======



         AVINZA REACH AND FREQUENCY:

                  YEAR-TO-DATE PRODUCT DETAILS:

                           MONTH                           DETAILS

                           January 20__
                           February 20__
                           March 20__
                           April 20__
                           May 20__
                           June 20__
                           July 20__
                           August 20__
                           September 20__
                           October 20__
                           November 20__
                           December 20__






                                   Exhibit A-1

                  CALENDAR QUARTER DETAILS BY PAIN SALESFORCE:

DECILE        CONTACTS SEEN         TOTAL CONTACTS       REACH        FREQUENCY
10                                                         %
09                                                         %
08                                                         %
07                                                         %
06                                                         %
05                                                         %
04                                                         %
03                                                         %
02                                                         %
Others                                                     %
TOTAL                                                      %


                AVINZA PHYSICIAN CALLS FOR CALENDAR QUARTER ENDED

         --------------:

ME NUMBER       LAST NAME     FIRST NAME    CITY        STATE     POSTAL         AMA         NUMBER OF
                                                                  CODE        SPECIALTY        CALLS








                                   Exhibit A-2

                                    EXHIBIT B

                         Example of Ligand Detail Report

             DETAIL REPORT FOR CALENDAR QUARTER ENDED _____________

                                                   ACTUAL           BUDGET

                                                     #                 #
                                                   ------           ------
Total # Calls

Product Calls:

         First Position Details

         Second Position Details
                                                   ------           ------
TOTAL
                                                   ======           ======



         AVINZA REACH AND FREQUENCY:

                  YEAR-TO-DATE PRODUCT DETAILS:

                           MONTH                           DETAILS

                           January 20__
                           February 20__
                           March 20__
                           April 20__
                           May 20__
                           June 20__
                           July 20__
                           August 20__
                           September 20__
                           October 20__
                           November 20__
                           December 20__



                                   Exhibit B-1

                  CALENDAR QUARTER DETAILS BY PAIN SALESFORCE:

DECILE        CONTACTS SEEN         TOTAL CONTACTS       REACH        FREQUENCY
10                                                         %
09                                                         %
08                                                         %
07                                                         %
06                                                         %
05                                                         %
04                                                         %
03                                                         %
02                                                         %
Others                                                     %
TOTAL                                                      %


                AVINZA PHYSICIAN CALLS FOR CALENDAR QUARTER ENDED

         --------------:

ME NUMBER       LAST NAME     FIRST NAME    CITY        STATE     POSTAL         AMA         NUMBER OF
                                                                  CODE        SPECIALTY        CALLS








                                   Exhibit B-2

                                    EXHIBIT C

                         Example of Ligand Sales Report

       SALES AND ROYALTY REPORT FOR THE CALENDAR QUARTER ENDED __________

                                         30 MG    60 MG     90 MG     120 MG
                                         -----    -----     -----     ------
UNITS (by package size/presentation)

WAC (by package size/presentation)

Gross Sales (Units x WAC)

Deductions/Allowances:*

     Customs duties and other taxes

     Returns
     Bad debt
     Managed Care Rebates
     Charge backs
     Medicaid Rebates
     Discounts
         Cash
         Other
                                         -----    -----     -----     ------
Net Sales
                                         =====    =====     =====     ======


Royalty: Net Sales $.  X   % = $

Example: $450mm Net Sales

Royalty   =   (150mm X 30%) + (150mm X 40%) + (125mm X 50%) + (25mm X 45%)
          =   45mm + 60mm + 62.5 + 11.25mm
          =   178.75mm

*Deductions/Allowances based on estimates, adjusted periodically to actual experience.




                                   Exhibit C-1

                                    EXHIBIT D

                          Example of Direct Cost Report

          DIRECT COSTS REPORT FOR THE CALENDAR QUARTER ENDED __________

EXPENSE CATEGORY          VENDOR                ACTUAL                BUDGET
----------------          ------                ------                ------
ADVERT. & PROMOT.                               $                     $
                                                ------                ------
SUB-TOTAL                                       $                     $

MARKET RESEARCH                                 $                     $
                                                ------                ------
SUB-TOTAL                                       $                     $

CLINICAL TRIALS*                                $                     $
                                                ------                ------
SUB-TOTAL                                       $                     $

CRO                                             $                     $
                                                ------                ------
SUB-TOTAL                                       $                     $

GRANTS                                          $                     $
                                                ------                ------
SUB-TOTAL                                       $                     $


*To include Consulting, Outside Services, Clinical Supplies, Lab Services and Clinical Case Report Forms




                                   Exhibit D-1

                                    EXHIBIT E

                     Example of Fully Allocated Cost Report

      FULLY ALLOCATED COST REPORT FOR THE CALENDAR QUARTER ENDED __________

FUNCTION/DPT                          METHOD OF
OR EXPENSE TYPE                       ALLOCATION         ACTUAL           BUDGET
---------------                       ----------         ------           ------
MEDICAL AFFAIRS                                          $                $
R&D DEPARTMENTS                                          $                $
TOTAL                                                    ------           ------
                                                         $                $
                                                         ======           ======








                                   Exhibit E-1

                                    EXHIBIT F

                                    SERVICES

Brand Management
Market Research
Medical Education/Professional Services
Long Term Care Sales Representatives
National/Regional Account Managers
Trade
GPO/Government Affairs
Contract Administration
Finance--Managed Care
Regional Medical Liaisons
Medical Services
Sales Training (National and Regional)













                                   Exhibit F-1

                                    EXHIBIT G

                                    INSURANCE

Each party shall, through the purchase of any insurance policy from a recognized third party insurer or through maintenance of a qualified self insurance program, obtain and maintain at its own expense during the term of this Agreement, and for a period of at least one (1) year after the expiration or termination of this Agreement, all insurance coverage required by law as well as appropriate and customary insurance coverage to protect against claims or liabilities, subject to the limitations of Section 12.5 of this Agreement, that may arise directly or indirectly as a result of such party's performance under this Agreement. This insurance shall include the following coverage for not less than the limits specified, or as required by law, whichever is greater:

1)   Workers' Compensation & Employers Liability
        - Worker's Compensation:    Statutory
        - Employer's Liability:         ***

2)   Commercial General Liability

Covering premises, products, completed operations, independent contractors, personal injury, blanket broad from contractual liability.

-Bodily Injury & Property Damage:     ***   Combined Single Limit per occurrence

3)   Automobile Liability

Covering all owned, non-owned, hired and borrowed vehicles used in the performance of work under this Agreement

- Bodily Injury & Property Damage:    ***   Combined Single Limit per occurrence

4)   Umbrella / Excess Liability        *** Combined Single
        (following form)               Limit per occurrence

ADDITIONAL COVERAGE

Insurance specified herein shall be minimum requirements; each party is responsible for providing any additional insurance coverage, or self-insurance, deemed necessary to protect itself from claims in excess of the minimum coverage. None of the requirements contained herein as to coverage types or limits of insurance to be maintained by a party are intended to and shall not in any manner limit the liability or indemnity obligations of one party to the other hereunder.


                                   Exhibit G-1

INSURANCE CERTIFICATES/PROOF OF SELF-INSURANCE

Each party shall deliver to the other upon execution of this Agreement a Certificate(s) of Insurance evidencing: (i) the insurer(s) affording coverage;
(ii) the effective and expiration dates of the policies; (iii) the limits of liability per occurrence and in the aggregate; and (iv) that either party shall be given thirty (30) days advance written notice prior to cancellation, non-renewal or material change of any policy. Each party shall provide the other current Certificates of Insurance evidencing renewal of insurance throughout the term of this Agreement. Upon the request of either party, the other party shall name the other as an additional insured on applicable policies (excepting workers compensation).

To the extent either party elects to self-insure, or be a qualified self-insurer under governing state statutes for any of the insurance coverages mentioned in this Exhibit G, such party shall provide the other party, throughout the term of this agreement and for a period of at least one (1) year after the expiration or termination of this Agreement, with proof of continuing financial responsibility equal to or greater than the minimum limits of insurance required hereunder.









                                   Exhibit G-2